UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20509

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 15, 2014

Tejon Ranch Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7183	77-0196136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 1000, Lebec, California		93243
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code 661 248-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 15, 2014, Tejon Ranchcorp (“TRC”), a wholly-owned subsidiary of Tejon Ranch Co. (the “Company”), entered into a Membership Interest Purchase Agreement (the “Agreement”), with DMB TMV LLC, (“DMB”), pursuant to which DMB agreed to sell its membership interest in Tejon Mountain Village LLC (“TMV LLC”) to TRC for $70,000,000 in cash (“Purchase Price”). The transaction contemplated by the Agreement closed simultaneously with the signing of the Agreement on July 15, 2014. From May 19, 2006 until the closing of the transaction contemplated by the Agreement, TRC and DMB were co-owners and co-managers of TMV LLC, a joint venture formed by the parties to pursue the entitlement and development of the project commonly known as Tejon Mountain Village.

Pursuant to the Agreement, TRC paid DMB an initial payment of $10,000,000 in cash on July 15, 2014 and both parties executed an Assignment and Assumption of Membership Interest pursuant to which DMB transferred 100% of its membership interest in TMV LLC to TRC. TRC is required to pay DMB the remaining $60,000,000 of the Purchase Price on or before October 13, 2014, but has a one-time right to extend the final payment due date by thirty days. In the event TRC fails to pay the remaining $60,000,000 of the Purchase Price before the final payment due date (as such date may be extended), the Agreement, any related agreements and the transactions contemplated thereby will be void, DMB will continue to be a member of TMV LLC and DMB will have the right to retain the initial payment of $10,000,0000.

The Agreement contains customary representations, warranties and covenants by TRC and DMB, including indemnification obligations.

A copy of the Agreement is filed as an exhibit to this Current Report on Form 8-K. The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the filed Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 8.01 Other Events.

On July 15, 2014, the Company issued a press release announcing the signing of the Agreement and the closing of the transaction contemplated thereby, as described in greater detail under Item 1.01. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

The pro forma financial information required by this Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

(d) Exhibits.

Exhibit No.	Description

10.30	Membership Interest Purchase Agreement, dated July 15, 2014, between Tejon Ranchcorp and DMB TMV LLC.

99.1	Press Release dated July 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2014	TEJON RANCH CO.

	By:	/S/ ALLEN E. LYDA
	Name:	Allen E. Lyda
	Title:	Executive Vice President, and Chief Financial Officer